UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1)

Filed by the Registrant [X]	Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

GREENPRO CAPITAL CORP.

(Name of Registrant As Specified in Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

Greenpro Capital Corp.
Room 1701-1703, 17/F, The Metropolis Tower
10 Metropolis Drive
Hung Hom, Kowloon, Hong Kong

SUPPLEMENT TO PROXY STATEMENT
For
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 6, 2019

Dear Stockholders:

This Supplement provides updated and amended information with respect to Greenpro Capital’s (the “Company”) 2019 Annual Meeting of Stockholders, to be held at 10:00 a.m. (GMT+8) on Thursday, June 6, 2019, at the offices of the Company at Room 1701-1703, 17/F, The Metropolis Tower, 10 Metropolis Drive, Hung Hom, Kowloon, Hong Kong.

The information contained in this Supplement should be read in conjunction with the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement (the “Proxy Statement”), each dated April 26, 2019, furnished in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting. There is no change to the record date to determine stockholders entitled to notice of and to vote at the Annual Meeting, and as such only holders of the Company’s Common Stock at the close of business on April 12, 2019 are entitled to notice of, and to vote at, the Annual Meeting and any further adjournments or postponements thereof.

Resignation of HEE, Chee Keong, Independent Director Nominee

As described in the Current Report on Form 8-K filed by the Company on May 10, 2019, HEE, Chee Keong, one of the independent director nominees listed in the Proxy Statement resigned as a director of the Company effective on May 8, 2019. Mr. Hee was Chair of the Audit Committee and the Compensation Committee, and also served on the Nominating and Corporate Governance Committee. Mr. Hee’s resignation was not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of LOUIS, Ramesh Ruben, as new Independent Director Nominee

On May 8, 2019, the Company appointed LOUIS, Ramesh Ruben (“Mr. Louis”), as an independent director to serve on the Board of Directors of the Company. Mr. Louis’s appointment fills the vacancy on the Board due to Mr. Hee’s departure. Mr. Louis will serve as Chair of the Audit Committee and the Compensation Committee and will also serve on the Nominating and Corporate Governance Committee.

Mr. Louis, aged 42, is a Chartered Accountant of the Malaysian Institute of Accountants (MIA), a fellow member of Association of Chartered Certified Accountants (FCCA), a chartered member of the Institute of Internal Auditors, as well as a Certified Financial Planner. Mr. Louis has over 20 years of experience in accounting, auditing and risk management ranging from large public listed companies to multinational corporations, government agencies as well as SME’s in a spectrum of industries including plantation, property development, manufacturing, trading, IT, shipping, retailing, etc. He started his career at Arthur Andersen, and subsequently moved to BDO. He also has experience in corporate finance with Southern Investment Bank Berhad. Mr. Louis has hands-on experience on other corporate exercises such as due diligence, IPO’s, issuance of bonds, corporate & debt restructuring and investigative audit. His training and advisory experience includes topics on Internal & Statutory Auditing, Public Sector/Government Audits, Value-for-Money Audits, ISQC 1, Risk Management & Internal Controls, Review and Assurance Engagements such as Financial Due Diligence, Forecasts & Projections, Forensic & Fraud Accounting/Auditing, as well as practical application of International Financial Reporting Standards (“IFRS”), Reporting Standards for SMEs (MPERS/PERS) and public sector accounting (MPSAS). He has facilitated training and provided advisory for public accountants across Asia Pacific, multinationals and public sector institutions. Mr. Louis is a certified trainer by the Human Resource Development Fund (HRDF), Ministry of Human Resources Malaysia.

Mr. Louis graduated from National University of Malaysia with a bachelor’s degree in Accounting. He earned an MBA from the University of Strathclyde, United Kingdom, graduated with a distinction in 2012. He is currently pursuing his Doctor of Philosophy in University of Malaya.

Mr. Louis does not have any family relationships with any of the Company’s directors or executive officers, or any person nominated or chosen by the Company to become a director or executive director. Mr. Louis is not a party to any transactions listed in Item 404(a) of Regulation S-K. Mr. Louis beneficially owns 4,000 shares of the Company’s common stock which he purchased for $1,000 in the initial public offering of the Company’s common stock in 2014. His ownership represents less than one percent (1%) of the Company’s issued and outstanding shares as of the date hereof.

As compensation for services as an independent director, Mr. Louis shall receive a monthly fee of $1,200 in cash payable quarterly, commencing on July 1, 2019.

As a result, at the Annual Meeting on June 6, 2019, Mr. Louis will be a nominee for independent director, in lieu of Mr. Hee.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” MR. LOUIS.

You should note the following:

●	The Company will make available and distribute a revised proxy card that will include Mr. Louis, as the new independent director nominee in lieu of Mr. Hee (the “Revised Proxy”). You will need to fill in your vote, date and sign the Revised Proxy.

●	Proxy cards or voting instructions already received with respect to the other director nominees listed under Proposal 1 (Lee Chong Kuang, Loke Che Chan, Gilbert, Chuchottaworn Srirat and Shum, Albert), and on the remaining proposals to be considered at the Annual Meeting (Proposals 2 and 3) will remain valid and in effect, and will be voted as previously directed.

Our Board of Directors fixed the close of business on April 12, 2019 as the record date for the determination of stockholders entitled to vote at the Annual Meeting, and only holders of record of shares of Common Stock at the close of business on that day will be entitled to vote. All stockholders of record are cordially invited to attend the Annual Meeting in person.

If your shares are registered in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or a letter from that broker, trust, bank or other nominee or your most recent brokerage account statement that confirms that you are the beneficial owner of those shares. Whether or not you expect to be present at the Annual Meeting, if you have not completed the proxy card originally mailed to you with respect to the other director nominees listed under Proposal 1 and on the remaining proposals to be considered at the Annual Meeting (Proposals 2 and 3), please do so.

With respect to the new independent director nominee, Mr. Louis, please fill in, date, sign, and return the enclosed Revised Proxy. The original proxy and the Revised Proxy are revocable and will not affect your vote in person in the event you attend the Annual Meeting.

Solicitation of Proxies

The accompanying Revised Proxy is being solicited by our Board of Directors. The entire cost of soliciting proxies will be borne by the Company. The costs of solicitation will include the costs of supplying necessary additional copies of the solicitation materials to beneficial owners of shares held of record by brokers, dealers, banks, trustees, and their nominees, including the reasonable expenses of such record holders for completing the mailing of such materials to such beneficial owners. Solicitation of proxies may also include solicitation by telephone, fax, electronic mail, or personal solicitations by directors, officers, or employees of the Company. No additional compensation will be paid for any such services.

By Order of the Board of Directors

Greenpro Capital Corp.

/s/ Lee Chong Kuang
Lee, Chong Kuang
Chief Executive Officer

May 23, 2019

THIS REVISED PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY
FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
GREENPRO CAPITAL CORP.
TO BE HELD ON JUNE 6, 2019

Lee, Chong Kuang and Loke Che Chan, Gilbert, and each of them, each with full power of substitution, hereby are authorized to vote as specified below or, with respect to any matter not set forth below, as a majority of those or their substitutes present and acting at the meeting shall determine, all of the shares of capital stock of the Company. that the undersigned would be entitled to vote, if personally present, at the 2019 annual meeting of stockholders and any adjournment thereof.

Unless otherwise specified, this Revised Proxy will be voted FOR Mr. Ramesh Ruben Louis, who has replaced Mr. Chee Keong Hee, as an independent director nominee for election at the 2019 annual meeting.

1.	ELECTION OF DIRECTORS

[ ]	FOR all nominees listed below (except	[ ]	WITHHOLD AUTHORITY to vote for
	as marked to the contrary below)		all nominees listed below

Ramesh Ruben Louis

INSTRUCTION: To withhold authority to vote for any nominee, write the nominee’s name in the space provided below.

Date: __________, 2019
Signature

Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE REVISED PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.